UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

________________________

FORM 8-K
 _______________________

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   May 24, 2017

OrangeHook, Inc.
(Exact name of Registrant as Specified in its Charter)

Florida	000-54249	27-1230588
(State or Other Jurisdiction of Incorporation or Organization)	(Commission file number)	(I.R.S. Employer Identification Number)

319 Barry Avenue South #300
Wayzata, Minnesota 55391
 (Address of Principal Executive Offices including Zip Code)

(442) 500-4665
(Registrant’s Telephone Number, including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07  Submission of Matters to a Vote of Security Holders
The 2017 Annual Meeting of Shareholders (the "Annual Meeting") of OrangeHook, Inc. ("OrangeHook" or the "Company") was held on May 24, 2017, in Wayzata, Minnesota. Present at the Annual Meeting, in person or by proxy, were 5,887,382 shares of the Company's common stock, Series B Preferred Stock, Series C Preferred Stock  and Series OH-2 Preferred Stock (collectively, "Voting Stock") representing 71.36% of % of the total Voting Stock outstanding. At the Annual Meeting, the Company's shareholders: (1) elected eight members of the Board of Directors of the Company; (2) approved, by an non-binding advisory vote, the Company's executive compensation; (3) voted and recommended, on a non-binding advisory basis, whether named executive officer compensation votes should occur every one year, every two years or every three years; and (iv) ratified the appointment of Baker Tilly Virchow Krause, LLP as the Company's independent registered public accounting firm for the year ending December 31, 2017.

The final voting results were:

1.     The following directors were elected to serve for one year, and until their successors are elected:

Nominee	Votes For	Votes Withheld	Broker Non-Votes

Donald Miller	5,887,353	3	26
Whitney Peyton	5,887,353	3	26
Jonathan Dodge	5,887,353	3	26
Salvatore Fazzolari	5,887,353	3	26
Richard (Rick) Resnick	5,887,353	3	26
David Batchelor	5,887,353	3	26
Jeffrey Hattara	5,887,353	3	26

2.     The shareholders present in person or by proxy voted to approve, by non-binding advisory vote, the Company's executive compensation by a vote of 5,150,505 shares in favor, 3 shares against, 736,848 shares abstaining and 26 broker non-votes.

3.     The shareholders present in person or by proxy voted, on an non-binding advisory basis, on the frequency of holding an advisory vote on named executive officer compensation in the following manner:

1 Year	2 Years	3 Years	Abstentions

5,035,002	47,057	0	805,297

4.     The shareholders present in person or by proxy voted to ratify the appointment of Baker Tilly Virchow Krause, LLP as the independent registered public accounting firm for the year ended December 31, 2017, by a vote of 5,880,229 shares in favor, 3 shares against and 7,150 shares abstaining.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORANGEHOOK, INC.

Dated:   May 30, 2017
By:  /s/   James L. Mandel
               James L. Mandel
               President and Chief Executive Officer